                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              UTILICORP UNITED INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        $1,078,816
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     2) Form, Schedule or Registration Statement No.:
        Preliminary Joint Proxy Statement/Prospectus on Schedule 14a and
        KC United Corp. Form S-4 File No. 333-02223
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     3) Filing Party:
        UtiliCorp United, Kansas City Power & Light
        ------------------------------------------------------------------------
     4) Date Filed:
        February 21, 1996 and April 4, 1996
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[KCPL LOGO]                                  [UTILICORP UNITED LOGO]



                    UTILICORP AND KCPL CHOOSE MAXIM ENERGIES
                          AS NAME FOR COMBINED COMPANY

                  DATES SET FOR SPECIAL SHAREHOLDERS' MEETINGS


     KANSAS CITY, MO, July 1, 1996 -- UtiliCorp United (NYSE: UCU) and Kansas City Power & Light Company (NYSE: KLT) have chosen Maxim Energies, Inc. as the name for the new company to be created by their proposed merger.

     In addition, KCPL and UtiliCorp said they have set August 7 and August 14 as the dates for their respective special shareholder meetings to vote on the companies' revised merger agreement.

     Commenting on the new name, Richard C. Green, Jr., chairman and chief executive officer of UtiliCorp, said, "We wanted a name that clearly conveys our commitment to delivering the highest levels of value and service, as well as our leadership role in redefining our industry in the newly competitive energy marketplace. We believe Maxim Energies captures that commitment, as well as our vision to be a vigorous participant in the global energy marketplace."

     "Maxim Energies is a new company for the new era in energy," added Drue Jennings, chairman, president and chief executive officer of KCPL. "The name signifies both scale and scope, and sets a high standard of achievement through maximum effort, commitment and innovation."

     UtiliCorp and KCPL said they chose to use "Energies" in the plural because the new company will provide a broad range of electric, gas and energy-related products and services in both regulated and unregulated energy businesses. In addition, it captures the energies of employees working together to provide comprehensive and innovative energy solutions.

     The August 7 KCPL special shareholders' meeting will be held at 10 a.m. CDT at the Hyatt Regency Crown Center in Kansas City. The August 14 UtiliCorp special shareholders' meeting will be held at 2 p.m. CDT at the Kansas City Convention Center. The revised joint proxy statement/prospectus for the meetings is being mailed to shareholders of both companies this week.

                                    - more -

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Maxim - 2

     UtiliCorp and KCPL said Maxim Energies will be uniquely positioned to meet the challenges of the changing energy market, matching KCPL's experience and strength in regulated businesses with UtiliCorp's experience and strength in unregulated businesses.

     Maxim Energies' vision goes far beyond a traditional focus on cost synergies, size, concentration of assets and the regulated segment of the utility business. It will add diversified products and services, enter new markets and be positioned to grow revenues, income and share value for shareholders.

     Over the last 10 years UtiliCorp has successfully diversified into unregulated businesses. Since 1985, UtiliCorp has increased assets over 400 percent and has built the industry's first national brand, EnergyOne-SM-, which provides energy solutions to customers coast to coast.

     Kansas City Power & Light Company provides electric power to a growing and diversified service territory encompassing metropolitan Kansas City and parts of eastern Kansas and Western Missouri. KCPL is a low-cost producer and a leader in fuel procurement and plant technology. KLT Inc., a wholly-owned subsidiary of KCPL, pursues domestic and international opportunities in non-regulated, primarily energy-related ventures.

     UtiliCorp United is an international electric and gas company with energy customers and operations across the United States and in Canada, Great Britain, New Zealand, Australia and Jamaica. In 1995 it launched EnergyOne, the first nationally branded line of products and services for electric and gas utility customers. UtiliCorp has grown rapidly over the past decade through utility mergers and acquisitions and by starting non-regulated energy-related businesses.

                                       ###

            MEDIA CONTACTS:                    INVESTOR CONTACTS:
            ---------------                    ------------------

KCPL:       Phyllis Desbien -- 816-556-2903    David Myers -- 816-556-2718
                                               Andrea Bielsker -- 816-556-2595
UTILICORP:  Jerry Cosley -- 816-467-3677       Ellen Fairchild -- 816-467-3506
            Media Relations -- 816-467-3000    Dale Wolf -- 816-467-3536